UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2021
ASURE SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-34522	74-2415696
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3700 N. Capital of Texas Hwy #350 Austin, Texas		78746
(Address of principal executive offices)		(Zip Code)

512-437-2700
(Registrant’s Telephone Number, including Area Code)
None
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ASUR	The Nasdaq Capital Market
Series A Junior Participating Preferred Share Purchase Rights	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.    Entry into a Material Definitive Agreement

On September 10, 2021, we entered into a Loan and Security Agreement (the “Loan Agreement”) with Structural Capital Investments III, LP (“Structural” and together with the other lenders that are or become parties thereto, the “Lenders”), and Ocean II PLO LLC, as administrative and collateral agent for Structural and the Lenders (“Agent”), under the terms of which the Lenders have committed to lend us up to $50 million in term loan financing to support our growth needs (the “Facility”) until March 31, 2022. We also entered into a secured promissory note with the Agent evidencing our obligations under the Facility. Our obligations are further guaranteed by each of our subsidiaries and secured by our assets and the assets of our subsidiaries.

We had previously entered a commitment letter with Structural with respect to this Facility, which we announced on August 9, 2021, in our quarterly report on Form 10-Q for the period ended June 30, 2021. The commitment letter terminated upon the entering of the Loan Agreement. There were no material changes to the Facility from those terms that we reported on August 9, 2021.

As of September 10, 2021, we have borrowed $30 million under the Facility. We also paid to Lender an origination fee of $500,000.

Interest accrues on any outstanding balance at a rate equal to the greater of 9.0% or the Prime Rate, plus 5.75% (the “Basic Rate”) and is payable in advance. In addition, interest is paid in kind (“PIK”) at a rate of 1.00% or 1.25% based on our ARR Ratio (discussed below), measured on a quarterly basis. The PIK interest is added to our outstanding balance and begins accruing interest at the Basic Rate.

Interest only payments are due until October 1, 2023. We could extend our interest only payments until October 1, 2024, if we have achieved an annualized EBITDA of $8.0 million, or $90.0 million of annual recurring revenue before the end of the first twenty-four months of the Facility.

Principal payments begin after the expiration of the interest only period (as extended, if applicable) and are based on a five year amortization schedule, with a balloon payment due on October 1, 2025.

Upon payment in full of the obligations under the Facility, we would pay to Lenders a final payment fee equal to 1.0% of the increase in our market capitalization since September 10, 2021. For this purpose, our base market capitalization is $182.4 million.

We have agreed to provide the Lenders the right to participate in a future offering (whether public or private) on the same terms and conditions as other investors for an amount not to exceed $3.0 million.

There will be no financial covenants if our net cash position is equal to or greater than zero. If our net cash position is less than zero, we would be subject to the following financial covenants:

•We must have unrestricted cash of no less than $5.0 million
•We must maintain an ARR ratio of no less than 0.70:1.00 for through September 10, 2023; and
•We must maintain an ARR ratio of no less than 0.60:1.00 from September 10, 2023, through the remainder of the term of the Facility.

The ARR ratio would be the ratio of our tested debt to our annual recurring revenue and would be measured on a quarterly basis. Our Tested Debt consists of our outstanding obligations under the Facility (exclusive of PIK interest) and any indebtedness issued or earnouts owed to sellers in connection with acquisitions.

We used the loan proceeds from the Facility, in part, to repay our obligations to Wells Fargo N.A. under our third amended and restated credit agreement. We expect to use the remaining proceeds of the Facility for growth related initiatives and acquisitions.

The foregoing description of the Facility, the Loan Agreement and the Secured Promissory Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement and the Secured Promissory Note which are filed as Exhibits 10.1 and 10.2 to this Form 8-K and incorporated herein by reference.

Item 1.02.    Termination of a Material Definitive Agreement

On September 10, 2021, and in conjunction with our entering the new Facility, we terminated our third amended and restated credit agreement (the “Wells Fargo Facility”) dated December 31, 2019, with Wells Fargo N.A. (“Wells Fargo”) and paid Wells Fargo an aggregate amount of approximately $9.925 million (the “Payoff Amount”) in full payment of our outstanding obligations under the Wells Fargo Facility. The Payoff Amount represented $9.750 million due on our outstanding term note, a prepayment premium in the amount of $147,500 and an immaterial amount of interest, fees and other expenses due to Wells Fargo.

Our commitment letter with Structural was also terminated on September 10, 2021, in conjunction with the closing of the new Facility.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference in its entirety.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1
Loan and Security Agreement, dated as of September 10, 2021, among Asure Software, Inc., and Structural Capital Investments III, LP, Ocean II PLO LLC as administrative and collateral agent and the other lenders that are or become parties thereto.*

10.2	Secured Term Promissory Note, dated as of September 10, 2021, between Asure Software Inc., and Ocean II PLO LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Certain schedules and similar attachments to this agreement have been omitted pursuant to Item 601(a)(5) of Rule S-K. We agree to furnish supplementally a copy of all omitted schedules and attachments to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASURE SOFTWARE, INC.

Dated: September 10, 2021	By:	/s/ John Pence
Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer